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                                   EXHIBIT 11
                        CINCINNATI FINANCIAL CORPORATION
                 STATEMENT RE-COMPUTATION OF PER SHARE EARNINGS
                      (000's omitted except per share data)



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                                                              Three Months Ended March 31,

                                                                 2000              1999
                                                               --------          --------
Basic earnings per share:

Net income ..........................................          $ 79,363          $ 64,477
                                                               ========          ========

Average shares outstanding ..........................           161,430           166,102
                                                               ========          ========

Net income per common share (basic) .................          $    .49          $    .39
                                                               ========          ========


Diluted earnings per share:

Net income ..........................................          $ 79,363          $ 64,477

Interest on convertible debentures--net of tax of tax               328               450
                                                               --------          --------

Net income for per share calculation (diluted) ......          $ 79,691          $ 64,927
                                                               ========          ========


Average shares outstanding ..........................           161,430           166,102

Effective of dilutive securities:

 5.5% convertible senior debentures .................             2,443             3,417

 Stock options ......................................               986             1,597
                                                               --------          --------

Total dilutive shares ...............................           164,859           171,116
                                                               ========          ========

Net income per common share (diluted) ...............          $    .48          $    .38
                                                               ========          ========
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